UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 27, 2006


                               Atrion Corporation
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 0-10763

            Delaware                                             63-0821819
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                One Allentown Parkway,
                     Allen, Texas                                   75002
       (Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code
                                 (972) 390-9800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On February 27, 2006, the Board of Directors of Atrion Corporation (the "Company") adopted a resolution increasing the number of persons comprising the Board of Directors to six and the number of Class I directors to two, and, to fill the resulting vacancy, Ronald N. (Nicky) Spaulding was elected by the Company's independent directors as a Class I director for a term expiring at the Company's 2008 annual meeting of stockholders. Mr. Spaulding has not yet been appointed to any committee of the Board of Directors. Mr. Spaulding is the President of International Operations of Guidant Corporation and serves on the Guidant Management Committee. There was no arrangement or understanding pursuant to which Mr. Spaulding was selected as a director, and there are no related party transactions between Mr. Spaulding and the Company that would be reportable under Item 404(a) of Regulation S-K.

Richard O. Jacobson, who has served as a director of the Company since 1992, notified the Board of Directors on February 27, 2006 of his decision not to stand for re-election to the Board of Directors when his current term expires at the Company's 2006 annual meeting of stockholders. Mr. Jacobson will continue serving as a director of the Company until the 2006 annual meeting of stockholders, which is to be held in May 2006.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ATRION CORPORATION


                                       By: /s/  Emile A. Battat
                                           -------------------------------------

                                       Its: Chairman and Chief Operating Officer

Date: March 3, 2006